EXHIBIT (e)

                         DISTRIBUTION AGREEMENT


     THIS AGREEMENT is made as of this _____ day of ___________, 2002, by and between Choice Funds, a Delaware business trust (the "Trust"), and CIM Securities, LLC, a Colorado limited liability company (the
"Distributor").

     WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940 (the "1940 Act") and is authorized to issue shares of beneficial interest (the "Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Trust and Distributor desire to enter into an agreement pursuant to which the Distributor shall be the distributor of the Shares of the Trust representing the investment portfolios listed on Schedule A hereto and any additional investment portfolios the Trust and the Distributor may agree upon and include on Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


I.   APPOINTMENT OF THE DISTRIBUTOR

     The Trust hereby appoints the Distributor as agent for the distribution of the Shares, on the terms and for the period set forth in this Agreement. The Distributor hereby accepts such appointment as agent for the distribution of the Shares on the terms and for the period set forth in this Agreement.

II.  SERVICES AND DUTIES OF THE DISTRIBUTOR

     A. The Distributor will act as agent for the distribution of Shares in accordance with the instructions of the Trust's Board of Trustees and the registration statement and prospectuses then in effect with respect to the Funds under the Securities Act of 1933 (the "1933 Act").

     B. The Distributor may incur expenses for appropriate distribution activities that it deems reasonable that are primarily intended to result in the sale of Shares, including, but not limited to, advertising, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature, provided that the Fund

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          approves any such activity. With the Fund's approval, the
          Distributor may enter into servicing and selling agreements with qualified broker-dealers and other persons with respect to the offering of Shares to the public, and if it so chooses, the Distributor will act only on its own behalf as principal. The Distributor shall not be obligated to incur any specific expenses or sell any certain number of Shares of any Fund.

     C. All Shares of the Funds offered for sale by the Distributor shall be offered for sale to the public at a price per unit (the "offering price") equal to their net asset value (determined in the manner set forth in the Funds' then current prospectus), plus, except to those classes of persons set forth in the then current prospectus, a sales charge that shall be the percentage of the offering price of such shares as set forth in the Funds' then current prospectus. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. The excess, if any, of the sales price over the net asset value of the Shares paid by an investor in connection with his or her purchase of Shares shall be retained by the Distributor as a commission for its services hereunder. Concessions to broker-dealers and other persons shall be set forth in either the selling agreements, or if such concessions are described in the Funds' then current prospectus, shall be as so set forth. No broker-dealer or other person who enters into a selling agreement shall be authorized to act as agent for the Funds in connection with the offering or sale of their Shares to the public or otherwise.

     D. If any shares sold by the Funds are redeemed or repurchased by the Funds, or by the Distributor as agent, or are tendered for redemption, within seven (7) business days after the date of confirmation of the original purchase of said Shares, the Distributor shall forfeit the amount above the net asset value received by the Distributor with respect of such Shares, provided that the portion, if any, of such amount re-allowed, by the Distributor to broker-dealers or other persons shall be repayable to the Funds only to the extent recovered by the Distributor from the broker-dealer or other person concerned. The Distributor shall include in the forms of agreement with such broker-dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Funds or by the Distributor as agent (or tendered for redemption) within seven (7) business days after the date of confirmation of such initial purchases.

     E. The Distributor shall act as distributor of the Shares in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act, by the Securities and Exchange Commission (the "SEC") and the NASD.

     F. The Distributor shall not utilize any materials in connection with the sales or offering of Shares except the Trust's prospectus and statement of additional information and such other materials as the Trust shall provide or approve. The Distributor agrees to provide compliance review of all sales literature and marketing materials prepared for use by or on behalf of the Funds in advance of the use of such materials. The Distributor will file the materials as may be required with the NASD, SEC or state securities administrators. Each party agrees and represents that it will not use or

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          authorize the use of any advertising or sales materials unless and until such materials have been approved and authorized for use by the other party hereto.

     G. For its services hereunder, the Distributor shall receive the fees and be reimbursed the expenses provided in Schedule B hereto.

III. DUTIES AND REPRESENTATIONS OF THE TRUST

     A. The Trust represents that it is registered as an open-end management investment company under the 1940 Act and that it has and will continue to act in conformity with its Declaration of Trust, By-Laws, its registration statement as may be amended from time to time and resolutions and other instructions of its Board of Trustees and has and will continue to comply with all applicable laws, rules and regulations including without limitation the 1933 Act, the 1934 Act, the 1940 Act, the laws of the states in which shares of the Funds are offered and sold and the rules and regulations thereunder.

     B. The Trust shall take or cause to be taken all necessary action to register and maintain the registration of the Shares under the 1933 Act for sale as herein contemplated and shall pay all costs and expenses in connection with the registration of Shares under the 1933 Act, and be responsible for all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Trust hereunder.

     C. The Trust shall execute any and all documents and furnish any and all information and otherwise take all actions that may be reasonably necessary in the discretion of the Trust's officers in connection with the sale of the Shares in such states as Distributor and the Trust may approve, shall pay all expenses that may be incurred in connection therewith.

     D. The Trust shall, at its expense, keep the Distributor fully informed with regard to its affairs. In addition, the Trust shall furnish to the Distributor from time to time such information, documents and reports with respect to the Trust and the Shares as the Distributor may reasonably request, and the Trust warrants that the statements contained in any such information shall be true and correct and fairly represent what they purport to represent.

     E. The Trust represents to the Distributor that all registration statements and prospectuses of the Trust filed or to be filed with the SEC under the 1933 Act with respect to the Shares have been and will be prepared in conformity with the requirements of the 1933 Act, the 1940 Act, and the rules and regulations of the SEC thereunder. As used in this Agreement, the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus (together with the related statement of additional information) at any time now or hereafter filed with the SEC with respect to any of the Shares and any amendments and supplements thereto that at any time shall have been or will be filed with said SEC. The Trust represents and warrants to the Distributor

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          that any registration statement and prospectus, when such
          registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all information contained in the registration statement and prospectus will be true and correct in all material respects when such registration statement becomes effective; and that neither the registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Trust agrees to file from time to time such amendments, supplements, reports and other documents as may be necessary or required in order to comply with the 1933 Act and the 1940 Act and in order that there may be no untrue statement of a material fact in a registration statement or prospectus, or necessary or required in order that there may be no omission to state a material fact in the registration statement or prospectus that omission would make the statements therein misleading. The Trust shall promptly notify the Distributor of any advice given to it by counsel to the Trust regarding the necessity or advisability of amending or supplementing the registration statement.

     F. The Trust shall not file any amendment to the registration statement or supplement to any prospectus without giving the Distributor reasonable notice thereof in advance and if the Distributor declines to assent to such amendment (after a reasonable time), the Trust may terminate this Agreement forthwith by written notice to the Distributor without payment of any penalty. If the Trust shall not propose an amendment or amendments or supplement or supplements promptly after receipt by the Trust of a written request in good faith from the Distributor to do so, the Distributor may, at its option, immediately terminate this Agreement. In addition, if, at any time during the term of this Agreement, the Distributor asks the Trust to make any change in its governing instruments or in its methods of doing business that are necessary in order to comply with any requirement of applicable law or regulation, and the Trust fails (after a reasonable time) to make any such change as requested, the Distributor may terminate this Agreement forthwith by written notice to the Trust without payment of any penalty. Nothing contained in this Agreement shall in any way limit the Trust's right to file at any time any amendments to any registration statement or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

     G. Whenever in their judgment such action is warranted by market, economic or political conditions or by circumstances of any kind, the Trust's officers may decline to accept any orders for, or make any sales of, any Shares until such time as they deem it advisable to accept such orders and to make such sales and the Trust shall advise Distributor promptly of such determination.



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     H.   The Trust agrees to advise the Distributor promptly in writing:

          1. of any correspondence or other communication by the SEC or its staff relating to the Funds including requests by the SEC for amendments to the registration statement or prospectuses;

          2. in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or prospectuses then in effect or the initiation of any proceeding for that purpose;

          3. of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectuses or that requires the making of a change in such registration statement or prospectuses in order to make the statements therein not misleading; and

          4. of all actions taken by the SEC with respect to any amendments to any registration statement or prospectus that may from time to time be filed with the SEC.

IV.  INDEMNIFICATION

     A.   1.   The Trust authorizes the Distributor to use any prospectus or statement of additional information, in the form furnished to Distributor from time to time, in connection with the sale of Shares. The Trust shall indemnify, defend and hold the Distributor, and each of its present or former directors, members, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section
               15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any counsel fees incurred in connection therewith) that the Distributor, each of its present and former directors, officers, employees or representatives or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise,
               (a) arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the registration statement or any prospectus, as from time to time amended or supplemented, or an annual or interim report to shareholders, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Trust's obligation to indemnify the Distributor and any of the foregoing indemnitees shall not be deemed to cover any losses, claims, demands, liabilities, damages or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement, prospectus, or annual or interim report in reliance upon and in conformity with information relating to

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               the Distributor and furnished to the Trust or its counsel
               by the Distributor for the purpose of, and used in, the preparation thereof; or (b) in connection with this Agreement or arising out of or based on the Distributor's or any of the foregoing indemnitee's performance hereunder, except to the extent any such losses result from the Distributor's willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify the Distributor, and any of the foregoing indemnitees, as the case may be, with respect to any action, is expressly conditioned upon the Trust being notified of such action brought against the Distributor, or any of the foregoing indemnitees, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor, or such person, such notification to be given by letter or by telegram addressed to the Trust's Chairman, but the failure so to notify the Trust of any such action shall not relieve the Trust from any liability that the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this Section IV.A.

          2. The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by the Trust and approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Trust, the Trust will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor and them. The Trust's agreement for indemnity contained in this Section IV.A. and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, and each of its present or former directors, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of each of its present or former directors, members, officers, employees or representatives or to the benefit of any controlling persons and their successors and estates. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or trustees in connection with the issue and sale of any of the Shares.

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          3.   The Trust acknowledges and agrees that in the event the
               Distributor, at the request of the Trust, is required to give indemnification comparable to that set forth in this
               Section IV.A. to any entity selling Shares or providing shareholder services to shareholders or others and such entity shall make a claim for indemnification against the Distributor, the Distributor shall make a similar claim for indemnification against the Trust and shall be entitled to such indemnification.

     B.   1.   The Distributor shall indemnify, defend and hold the
               Trust, and each of its present or former trustees, officers, employees, representatives, and any person who controls or previously controlled the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses, and any counsel fees incurred in connection therewith) that the Trust, and each of its present or former trustees, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise,

               a. arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Trust's registration statement or any prospectus, as from time to time amended or supplemented, or annual or interim report to shareholders or the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information relating to the Distributor and furnished to the Trust or its counsel by the Distributor for the purpose of, and used in, the preparation thereof; or

               b. as a result of Distributor's failure to comply with the Terms of this Agreement, except to the extent and such losses result from the Trust's willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement.

               The Distributor's Agreement to indemnify the Trust, and any of the foregoing indemnitees, is expressly conditioned upon the Distributor's being notified of any action brought against the Trust, and any of the foregoing indemnitees, such notification to be given by letter or telegram addressed to the Distributor's Manager, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Trust or such person, but the failure so to notify the Distributor of any such action shall not relieve the Distributor of any liability that the Distributor may have to the person against whom such action is brought by

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               reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of the Distributor's indemnity agreement contained in this Section IV.B.1.

          2. The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and approved by the Trust, which approval shall not be unreasonably withheld. In the event the Distributor elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, or in case the Trust does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor, the Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Trust and them. The Distributor's agreement of indemnity contained in this Section IV.B and the Distributor's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust, and each of its present or former trustees, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This Agreement of indemnity will inure exclusively to the Trust's benefit, to the benefit of each of its present or former trustees, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceedings against the Distributor or any of its officers or directors in connection with the issue and sale of any of the Shares.

V.   OFFERING OF SHARES

     No Shares shall be offered by either the Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as the current prospectus as required by Section 10 of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this Section V. shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any shareholder in accordance with the provisions of the prospectus or Declaration of Trust.

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VI.  LIMITATION OF LIABILITY

     A. The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from the Distributor's willful misfeasance, bad faith or gross negligence in the performance of such duties and obligations, or by reason of its reckless disregard thereof. Furthermore, the Distributor shall not be liable for any action taken or omitted to be taken in good faith in accordance with instructions received by the Distributor from an officer or representative of the Trust.

     B. The Distributor assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, errors, delay or any other loss whatsoever caused by events beyond its reasonable control. The Distributor will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond its control. At the request of the Trust, the Distributor will provide to the Trust a copy of the Distributor's current disaster recovery plan, or, at the discretion of the Distributor, a summary thereof.

VII. TERM

     A. This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to each Fund until _____________, 20__. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually by

          1.   the Trust's Board of Trustees or

          2. the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of a Fund, and provided that in either event, the continuance is also approved by a majority of the Trust's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

     B. This Agreement may be terminated without penalty with respect to a particular Fund

          1. through a failure to renew this Agreement at the end of a term,

          2.   upon mutual consent of the parties, or

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          3.   on no less than thirty (30) days' written notice, by the
               Trust's Board of Trustees, by vote of a majority (as defined with respect to voting securities in the 1940 Act) of the outstanding voting securities of a Fund, or by the Distributor (which notice may be waived by the party entitled to such notice).

          In addition, this Agreement may be terminated at any time, without penalty, with respect to a particular Fund by vote of a majority of the members of the Board of Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and have no direct or indirect financial interest in this Agreement. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Trust. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

VIII.     MISCELLANEOUS

     A. The services of the Distributor rendered to the Funds are not deemed to be exclusive. The Distributor may render such services and any other services to others, including other investment companies. The Trust recognizes that, from time to time, directors, officers and employees of the Distributor may serve as directors, trustees, officers and employees of other entities (including other investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

     B. The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records relative to the Funds and prior, present or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval may not be withheld where the Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Trust. Records and information that have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives shall not be subject to this section.

     C. This Agreement shall be governed by Colorado law. To the extent that the applicable laws of the State of Colorado, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder. Any provision of this Agreement that may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or

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          unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     D. Any notice required or to be permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to the Distributor shall be sent to CIM Securities, LLC, 5299 DTC Boulevard, Suite 1150, Englewood, Colorado, 80111,
          Attention: Greg Drose; and notice to the Trust shall be sent to Choice Funds, 5299 DTC Boulevard, Suite 1150, Englewood, Colorado, 80111, Attention: Patrick S. Adams.

     E. This Agreement is executed by the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund. The Fund's Declaration of Trust is on file with the Secretary of State of Delaware.

     F. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

                                   CHOICE FUNDS
                                   (the "Trust")



                                   By:__________________________________
                                      Patrick S. Adams
                                      President


                                   CIM SECURITIES, LLC
                                   (the "Distributor")


                                   By: _________________________________
                                       Greg Drose
                                       Principal


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